EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form SB-2 of our report dated February 28, 2003, relating to the financial statements of Vertical Health Solutions, Inc. as of December 31, 2002 and the year then ended and the reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP

Certified Public Accountants

October 19, 2004

Denver, Colorado